Exhibit 10.2

December 21, 2016

Tokai Pharmaceuticals, Inc.

255 State Street, 6th Floor

Boston, MA 02109

Attn: Jodie Morrison

Re:	Equity Financing Commitment

Ladies and Gentlemen:

Reference is made to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated as of December 21, 2016, by and among Tokai Pharmaceuticals, Inc. (“Tokai”), Otic Pharma, Ltd. (“Otic”) and the Shareholders of Otic (the “Shareholders”) pursuant to which Tokai will purchase from the Shareholders, and the Shareholders will sell to Tokai, 100% of the outstanding share capital of Otic, thereby making Otic a wholly-owned subsidiary of Tokai (the “Acquisition”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.

This letter agreement is being delivered to Tokai by each “Equity Investor” set forth on Annex A hereto (each such person or entity being referred to herein as an “Equity Investor,” and, collectively, the “Equity Investors”) in connection with the execution of the Share Purchase Agreement by Tokai.

1. Commitments.

(a) This letter agreement confirms the commitment to Tokai of each Equity Investor, on a several (and not joint or joint and several) basis and subject to the conditions set forth herein, to purchase (or cause a Permitted Assignee (as defined below) to purchase), at the Closing, shares of Tokai Common Stock, par value $0.001 per share (the “Common Stock”), for the aggregate purchase price set forth opposite such Equity Investor’s name on Annex A (such amount, with respect to each Equity Investor, its “Commitment”) pursuant to a Stock Purchase Agreement in substantially the form attached hereto as Exhibit A, as modified in accordance with Sections 1(b) and 1(d) (the “Purchase Agreement”).

(b) Concurrent with the execution by each Equity Investor of this letter agreement, each Equity Investor shall deliver to Tokai its signature page to the Purchase Agreement. Each Equity Investor hereby agrees and authorizes Tokai to attach the signature page to the Purchase Agreement and agrees that, at such time as Tokai has attached the signature page to the Purchase Agreement, it shall become a party to and be bound by the Purchase Agreement as a “Purchaser” thereunder. The Purchase Agreement shall be executed and delivered by Tokai and the Equity Investors or other investors agreed to by Tokai and Otic on or prior to January 31, 2017 and shall, unless expressly provided to the contrary in the Purchase Agreement, provide for the purchase and sale of the Common Stock at a price equal to $1.11 per share (subject to adjustment for stock splits and similar recapitalization events). The Purchase Agreement may be modified prior to its execution and delivery with the prior written consent of Tokai and Equity Investors representing a majority of the Commitment.

(c) The obligation of each Equity Investor (together with its Permitted Assignees) to fund its Commitment, and of Tokai to issue the Common Stock to each Equity Investor at the closing under the Purchase Agreement, is subject only to: (i) the terms of this letter agreement; and (ii) the satisfaction or waiver of the conditions to closing under Section 7 of the Purchase Agreement.

(d) Notwithstanding anything herein to the contrary, the amount of a given Equity Investor’s Commitment may be reduced upon the agreement of Tokai and Otic upon execution of the Purchase Agreement, provided that the aggregate investments under the Purchase Agreement of the Equity Investors and other investors approved hereunder shall equal or exceed the aggregate Commitments initially set forth on Annex A. In the event of such a reduction of an Equity Investor’s Commitment, the Equity Investor’s obligations hereunder shall be extinguished upon the closing under the Purchase Agreement to the extent, and only to the extent, of such reduction.

2. Termination. Each Equity Investor’s obligation to fund its Commitment will terminate automatically and immediately upon the earlier to occur of: (a) the closing under the Purchase Agreement; and (b) the valid termination of the Share Purchase Agreement. Additionally, upon its execution and delivery, the Purchase Agreement shall supersede this letter agreement and set forth the terms under which the Equity Investor is obligated to purchase shares of Tokai common stock. Upon valid termination of this letter agreement as to any Equity Investor, such Equity Investor shall not have any further obligations or liabilities in respect of its Commitment hereunder; provided, however, that such termination shall not affect any obligations of the Equity Investors under the Purchase Agreement.

3. Assignment; Amendments and Waivers; Entire Agreement.

(a) The rights and obligations of Tokai under this letter agreement may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by Tokai without the prior written consent of each Equity Investor. Except as provided herein, the rights and obligations of each Equity Investor under this letter agreement may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by such Equity Investor without the prior written consent of Tokai. Any attempted assignment in violation of this Section 3(a) shall be null and void and of no force or effect. Notwithstanding the foregoing, each Equity Investor may assign all or a portion of its obligations to fund its Commitment to one or more of its affiliated investment funds (including any alternative investment vehicle) that is advised by the investment manager of such Equity Investor or to any Affiliate of such Equity Investor, in each case to the extent such assignee agrees in writing to be bound by the terms of this letter agreement, delivers to Tokai it signature page to the Purchase Agreement and can accurately make the representations and warranties set forth in Section 5 of the Purchase Agreement (a “Permitted Assignee”). No assignment permitted pursuant to the foregoing sentence of this Section 3(a) shall relieve any Equity Investor of its Commitment obligations hereunder except to the extent such obligations are actually fulfilled by any such affiliated entity. This letter agreement may not be amended or otherwise modified except by an instrument signed by each of the parties hereto.

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(b) This letter agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between Tokai and the Equity Investors with respect to the subject matter hereof.

4. Enforcement; Damages.

(a) Notwithstanding anything that may be expressed or implied in this letter agreement, no person (other than Tokai, Otic, the Equity Investors and their Permitted Assignees, if any) shall have any obligation hereunder and this letter agreement is not intended to, and shall not, confer upon any third party any rights or remedies hereunder. Notwithstanding anything to the contrary in this letter agreement, none of Tokai’s creditors shall have any right to cause Tokai to enforce this letter agreement.

(b) Each Equity Investor and each other party hereto hereby agrees that: (i) the agreements and obligations of each Equity Investor herein are not enforceable by any other Equity Investor; and (ii) under no circumstances shall an Equity Investor (or any of its Affiliates or Permitted Assignees) be liable hereunder for any special, incidental, consequential, indirect or punitive damages to any person, including Tokai, any other Equity Investor, or any of their respective Affiliates or equity holders.

5. Incorporation by Reference.

(a) Private Placement. The Equity Investors acknowledge that the offering and sale of the Common Stock will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Accordingly, the provisions of Section 5 of the Purchase Agreement are incorporated herein by reference.

(b) Miscellaneous Provisions. The following Sections of the Purchase Agreement are incorporated herein by reference: Sections 13.1 (Waiver and Amendments), 13.5 (Independent Nature of Purchasers’ Obligations and Rights), 13.6 (Governing Law), 13.7 (Counterparts), 13.9 (Entire Agreement) and 13.10 (Payment of Fees and Expenses).

[Remainder of page intentionally left blank. Signature pages follow.]

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Very truly yours,

Otic Pharma, Ltd.

By:	/s/ Gregory Flesher
Name: Gregory Flesher
Title: Chief Executive Officer

Tokai Pharmaceuticals, Inc.

By:	/s/ Jodie Morrison
Name: Jodie Morrison
Title: Chief Executive Officer

Investor

Peregrine Ventures Management
(Print Investor Name)

By:	/s/ Eyal Lifschitz, Boris Lifschitz
Name: Eyal Lifschitz, Boris Lifschitz
Peregrine Ventures Management Ltd.

Investor Pontifax (Israel) III L.P., Pontifax (Cayman) III L.P. (Print Investor Name)

By:	/s/ Tomer Kariv
Name: Title:	Tomer Kariv CEO

Investor Gregory J. Flesher (Print Investor Name)

By:	/s/ Gregory J. Flesher
Name: Title:	Gregory J. Flesher Chief Executive Officer

Investor Catherine C. Turner (Print Investor Name)

By:	/s/ Catherine C. Turner
Name: Title:	Catherine C. Turner Chief Development Officer Otic Pharma

Investor Christine Ocampo (Print Investor Name)

By:	/s/ Christine Ocampo
Name: Title:	Christine Ocampo Chief Financial Officer

Investor Michael Cruse (Print Investor Name)

By:	/s/ Michael Cruse
Name: Title:	Michael Cruse Vice President Corporate Operations

Investor Mai Sirimanne (Print Investor Name)

By:	/s/ Mai Sirimanne
Name: Title:	Mai Sirimanne Sr. Director, Clinical Development Operations

Annex A

Equity Investor Commitments

Equity Investor Name and Address	Commitment Amount ($)
Peregrine Ventures Management	2,000,000

Pontifax (Israel) III L.P.	681,730

Pontifax (Cayman) III L.P.	318,270

Gregory J. Flesher 4633 Dorchester Road Corona del Mar, CA 92625	589,000

Catherine C. Turner	111,000

Christine Ocampo 21 Running Brook Coto de Caza CA 92679	100,000

Michael Cruse 19 Farra St. Rancho Mission Viejo, CA 92694	150,000

Mai Sirimanne 59 Maywood Irvine, CA 92602	50,000

Total	4,000,000

Exhibit A

Form of Stock Purchase Agreement

TOKAI PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of [                ] [    ], 201[    ] (the “Effective Date”), by and among Tokai Pharmaceuticals, Inc., a Delaware corporation (the “Company”), each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). The persons and entities listed as Purchasers on the Schedule of Purchasers are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

BACKGROUND

A. On December     , 2016, the Company entered into a Share Purchase Agreement with Otic Pharma, Ltd. (“Otic”) and its shareholders (as amended from time to time, the “Otic Share Purchase Agreement”), pursuant to which the Company has agreed to issue shares of its Common Stock (the “Otic Acquisition Shares”) to the shareholders of Otic in consideration for the acquisition of 100% of the issued and outstanding capital stock of Otic, whereupon Otic will become a wholly-owned subsidiary of the Company (the “Otic Acquisition”).

B. The closing of the transactions contemplated under the Otic Share Purchase Agreement is conditioned upon, among other things, the approval of the issuance of the Otic Acquisition Shares by the stockholders of the Company at a special meeting of stockholders.

C. The Company is entering into this Agreement with the Purchasers to provide for the offering and sale of Common Stock, conditioned upon, and subject to, the closing of the Otic Acquisition under the Otic Share Purchase Agreement.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF THE SHARES.

The Company has authorized the sale and issuance of [9,009,009] shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

(a) Sale of Shares. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $1.11 per Share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar transactions affecting the Common Stock). The aggregate purchase price for the Shares purchased by each Purchaser is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

(b) Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers, is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

SECTION 3. CLOSING AND DELIVERY.

(a) Closing. The closing of the purchase and sale of the Shares (which Shares are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Closing”) shall be held immediately following the satisfaction or waiver of the closing conditions set forth in Sections 6 and 7, including the closing of the Otic Acquisition , with the Closing to occur at the offices of the Company, or on such other date and at such other place as may be agreed to by the Company and the Purchasers (the “Closing Date”). At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date.

(b) Issuance of the Shares at the Closing. At the Closing, the Company shall issue or deliver to each Purchaser evidence of a book entry position evidencing the Shares purchased by such Purchaser hereunder, registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares. The name(s) in which the Shares are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendices I and II (the “Purchaser Questionnaire” and the “Selling Stockholder Questionnaire,” respectively), as completed by each Purchaser. The Purchaser Questionnaire shall be provided to the Company in connection with the execution of this Agreement and the Selling Stockholder Questionnaire shall be provided to the Company no later than the Closing Date.

(c) Delivery of the Registration Rights Agreement. At or before the Closing, the Company and each Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Appendix III (the “Registration Rights Agreement”), with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof, and covenants with, the Purchasers as follows:

(a) Organization and Standing. The Company: (a) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (b) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (i) a material adverse effect on the validity or enforceability of this Agreement, (ii) a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under this Agreement (any of clauses (i), (ii) or (iii), a “Material Adverse Effect”). The Company has no subsidiaries.

(b) Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement and the Registration Rights Agreement (as defined below, and together with the Agreement, the “Transaction Documents”), and, subject to any required stockholder approval under the rules and regulations of NASDAQ, to sell and issue the Shares and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

(c) Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable and free of any security interest, lien, pledge, claim, charge, escrow, encumbrance, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other restriction (“Encumbrance”) other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and Encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

(d) SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission since January 1, 2016 (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company delivered their report with respect to the audited financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of Regulation S-X.

(e) Capitalization. The authorized capital stock of the Company is as set forth in the SEC Documents. As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are [                    ] shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are (i) [                    ] shares of Common Stock reserved for issuance pursuant to the Company’s stock incentive plans, of which [                    ] shares are issuable upon the exercise of stock options outstanding on the date hereof and [                    ] shares are issuable upon the vesting of restricted stock units outstanding on the date hereof, (ii) [                    ] shares of Common Stock reserved for issuance pursuant to the Company’s employee stock purchase plan and (iii) [                    ] shares of Common Stock reserved for issuance upon the exercise of outstanding warrants. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, and except for the obligations to issue the Otic Acquisition Shares under the Otic Share Purchase Agreement, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any natural person or legal entity (each a “Person”) or result in the triggering of any anti-dilution rights. There are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.

(f) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that will have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(g) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement except for (a) the approval by the NASDAQ Stock Market of the listing of the Shares and (b) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement.

(h) No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will conflict with, result in a breach or violation of, or imposition of any lien, charge or Encumbrance upon any property or assets of the Company pursuant to, (i) the certificate of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not have a Material Adverse Effect.

(i) No Material Adverse Change. Since September 30, 2016, there have not been any material adverse changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except for the continued incurrence of losses and changes in the ordinary course of business which have not had, either individually or in the aggregate, a Material Adverse Effect.

(j) No General Solicitation. Neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

(k) No Integrated Offering. Neither of the Company or any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(l) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.

(m) Intellectual Property. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) that it uses in the conduct of the Company’s business (the “Company Intellectual Property”). To the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or would form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property that would have a Material Adverse Effect.

(n) Compliance with NASDAQ Continued Listing Requirements. The Company is in compliance with applicable NASDAQ continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on NASDAQ and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from NASDAQ.

(o) Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. .

(p) Contracts. Each franchise, contract or other document of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder is so described or filed.

(q) Properties and Assets. The Company holds all the properties it owns free from liens and encumbrances and leases all properties leased by it under valid and enforceable leases, except as such would not have a Material Adverse Effect.

(r) Compliance. Except as would not result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar governmental entity with respect to a Company Product; (v) the Company has not received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity.

(s) Taxes. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(t) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares to the Purchasers.

(u) Investment Company. The Company is not, and, immediately after giving effect to the offering and sale of the Shares, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(v) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(w) Price of Common Stock. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that would reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(x) Governmental Permits, Etc. The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which failure to possess or proceedings, singly or in the aggregate, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(y) Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company maintains a system of internal accounting controls which are designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weakness in its internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act)..

(z) Foreign Corrupt Practices. The Company has not nor, to the knowledge of the Company, has any director, officer, agent, or employee of the Company taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company.

(aa) Labor. No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(bb) ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company except as a result of the Otic Acquisition; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(cc) Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (such sanctions, collectively, “Sanctions” and such persons, collectively, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, Purchaser or otherwise). Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (x) the subject of any Sanctions; or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Purchasers, or is not material to the analysis under any Sanctions, the Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company have any plans to increase its dealings or transactions with Sanctioned Persons or with or in Sanctioned Countries.

(ff) Compliance in Clinical Trials. The clinical studies and tests conducted by the Company or on behalf of the Company, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Documents are accurate in all material respects; the Company is not aware of any clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Documents when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any governmental entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

(a) Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

i. Such Purchaser (if an entity) is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement.

ii. Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

iii. Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

iv. The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

v. Such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

vi. Such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered, nor is the Purchaser affiliated with a registered broker dealer. Such Purchaser is not party to any agreement for distribution of any of the Shares.

vii. Such Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

viii. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

ix. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Shares.

x. The execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

xi. Such Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Closing Date, the Purchaser Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement) (the “Registration Statement”), and the answers to the Purchaser Questionnaire and the Selling Stockholder Questionnaire are true and correct as of the date of this Agreement and will be true and correct as of the Closing and the effective date of the Registration Statement; provided, that the Purchasers shall be entitled to update the information in the Selling Stockholder Questionnaire by providing notice thereof to the Company before the effective date of such Registration Statement.

xii. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

xiii. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

xiv. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

xv. Such Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

xvi. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

xvii. Such Purchaser (including any person controlling, controlled by, or under common control with such Purchaser, as the term “control” is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the “HSR Act”)) in connection with the consummation of the transactions contemplated by this Agreement will not be required to and will not complete a filing with the U.S. government pursuant to the HSR Act.

(b) Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(c) Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(d) Legends.

(a) Purchaser understands that, until such time as the Shares have been sold pursuant to the Registration Statement or the Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In addition, book entry notations representing the Shares may contain:

(i) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(ii) Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares hereunder.

(iii) A legend regarding affiliate status of the Purchasers set forth in Schedule 1 hereto, in the form included therein.

(b) The Company agrees that at such time as such legend is no longer required under this section, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares, and if such Shares are certificated, issued with a restrictive legend, together with such representations and covenants of such Purchaser or such Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this section. To the extent that certificates or book entry positions are issued representing the Shares, such certificates or book entry positions subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”). All costs and expenses related to the removal of the legends and the reissuance of any Shares shall be borne by the Company.

(c) The restrictive legend set forth in this section above shall be removed and the Company shall issue a certificate or book entry position without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at DTC or in physical certificated shares, if appropriate, if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to an effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Subject to receipt of such representations, and covenants as are contemplated hereby, following the earlier of (i) the effective date of the Registration Statement or (ii) Rule 144 becoming available for the resale of the Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall issue to the Company’s transfer agent the instructions with respect to legend removal consistent with this section. Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.

(e) Restricted Shares. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(f) Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner, member or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company. Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the fulfillment of the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

(b) Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

6.3 Performance. The Purchasers shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(c) Receipt of Executed Documents. Each of the Purchasers shall have executed and delivered to the Company the Registration Rights Agreement, the Purchaser Questionnaire and the Selling Stockholder Questionnaire.

(d) Share Purchase Agreement. The Company and the other parties thereto shall have executed and delivered to the Purchasers copies of the Share Purchase Agreement.

(e) Otic Acquisition. The Otic Acquisition shall have been completed pursuant to the Otic Share Purchase Agreement.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the fulfillment of the following conditions to the extent not waived by such Purchaser:

(a) Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.

(c) Legal Opinion. The Purchasers shall have received an opinion, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers.

(d) Certificate. Each Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

(e) Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware.

(f) Nasdaq Approval. The Company shall have filed with NASDAQ a Notification Form: Listing of Additional Shares for the listing of the Shares, and, if required, shall have obtained stockholder approval of the issuance of the Shares hereunder

(g) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(h) Share Purchase Agreement. The Company shall have executed and delivered to the Purchasers copies of the Share Purchase Agreement.

(i) Stop Orders. No stop order or suspension of trading shall have been imposed by the NASDAQ Stock Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock (any such order or suspension, a “Suspension”).

(j) Otic Acquisition. The Otic Acquisition shall have been completed pursuant to the Otic Share Purchase Agreement.

SECTION 8. TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.

(a) This Agreement may be terminated, on a Purchaser-by-Purchaser basis, as follows:

i. upon the mutual written consent of the Company and such Purchaser;

ii. by the Company if any of the conditions set forth in Sections 6 shall have become incapable of fulfillment, and shall not have been waived by the Company or satisfied by , 2017; or

iii. by such Purchaser if the Otic Share Purchase Agreement shall have been terminated without the Company having consummated the Otic Acquisition;

provided, however, that, except in the case of clause (b) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) If this Agreement is terminated by either the Company or a Purchaser pursuant to the provisions of Section 13(a), this Agreement with respect to the Company and such Purchaser shall forthwith become void and there shall be no further obligations or liability on the part of the Company or such Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Sections 10.4 with respect to the Confidentiality Obligations (as defined below), 12 and 13, which shall survive any termination of this Agreement; provided, that nothing in this Section 8 shall be deemed (i) to release any party from any liability for any knowing or intentional breach by such party of the terms and provisions of this Agreement or the other Transaction Documents, or (ii) to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, in either case, which may have arisen prior to termination of this Agreement.

SECTION 9. BROKER’S FEES.

The Company and each Purchaser (severally and not jointly) hereby represent that there are no other brokers or finders entitled to compensation, commissions, placement agent’s fees or similar payments in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10. ADDITIONAL AGREEMENTS OF THE PARTIES.

(a) NASDAQ Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

(b) Termination of Covenants. The provisions of Section 10.1 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

(c) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(d) Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Except (x) as required by applicable law or the listing rules of any applicable national or regional securities exchange, (y) as required to be disclosed in filings or other submissions to any court, regulatory body, administrative agency, governmental body, arbitrator or other legal authority having jurisdiction over a party hereto made to obtain necessary consents, approvals or filings, or (z) as provided by the terms and provisions of the existing confidentiality and non-use obligations of the parties hereto (including the existence and terms of this transaction) (such obligations, the “Confidentiality Obligations”). Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

(e) Securities Laws Disclosure; Publicity. By 5:00 P.M., New York City time, on the second trading day immediately following the Effective Date, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the third trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) with the Commission describing the material terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the agreements required to be filed in connection therewith). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any public filing with the Commission or any regulatory agency or NASDAQ, without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement, (ii) the filing of a proxy statement seeking stockholder approval of the issuance and sale of the Shares and (iii) the filing of final Transaction Documents with the Commission; and (b) as otherwise required by law or Nasdaq regulations , provided that to the extent disclosure is permitted by law or NASDAQ regulations, the Company shall provide the Purchaser with prior notice of such disclosure under this clause (b). As of the time of the filing of the 8-K, the Company shall not be aware that any Purchaser shall be in possession of any material, non-public information received from the Company, any subsidiary of the Company or any of their respective officers, directors, employees or agents, pursuant to the transactions contemplated by this Agreement that is not disclosed in the 8-K, press release or other disclosure by the Company that complies with the requirements of Regulation FD.

SECTION 11. INDEMNIFICATION.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on the inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Sections 5 and 4 above respecting sale of the Shares, or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

(b) Indemnification by Purchasers. Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5 and 4 above respecting the sale of the Shares unless such failure by such Purchaser is directly caused by the Company’s failure to provide written notice of a Suspension to such Purchaser or (ii) the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

SECTION 12. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Tokai Pharmaceuticals, Inc.

255 State Street, 6th Floor

Boston, MA 02109

Attention: [Chief Executive Officer]

E-Mail:

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Stuart M. Falber, Esq.

Attn: Hal J. Leibowitz, Esq.

Otic Pharma, Ltd.

Gregory J. Flesher

Chief Executive Officer

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attn: Ryan A. Murr

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 13. MISCELLANEOUS.

(a) Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended with respect to the Company and a Purchaser only with the written consent of the Company and such Purchaser.

(b) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

(c) Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d) Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(e) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile of “.pdf” signature were the original thereof.

(h) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that a Purchaser may not assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Purchasers.

(i) Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(j) Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(k) Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

TOKAI PHARMACEUTICALS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

By:

Name:

Title:

Address:

Email:

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares	Aggregate Purchase Price of Shares

TOTAL

APPENDIX I

FORM OF PURCHASER QUESTIONNAIRE

APPENDIX II

FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

APPENDIX III

FORM OF REGISTRATION RIGHTS AGREEMENT